ACI BUILDING LEASE

   THIS LEASE, made this 28 day of December, 1992, by and between Nooney Realty Trust, Inc., a Missouri corporation, through its Agent, Nooney Krombach Company, a Missouri corporation (hereinafter referred to as "Landlord") and Applied Communication, Inc., a Nebraska corporation (hereinafter referred to as "Tenant");

   WITNESSETH:

   1. LEASED PREMISES. Landlord hereby demises and leases to Tenant the entire building known as the ACI Building, located at 330 S. 108th Avenue, Omaha, Nebraska 68154, containing approximately 70,000 square feet of space (hereinafter referred to as the "Premises"). Tenant shall use and occupy the Premises for general office purposes, demonstrations, education and any other use applicable to Tenant's business, and for no other use. See Additional Provisions, Section 28.

   Tenant has inspected the Premises and accepts the same in its present "AS IS" condition, acknowledging that the Premises are in good order and satisfactory condition and suitable for the purposes for which they are leased. Tenant further acknowledges that Landlord has made no representations to Tenant with respect to any alterations, repairs or improvements to be constructed within the Premises. See Additional Provisions, Section 29.

   2. TERM. The term of this Lease shall be six (6) years and eight (8) months, commencing on the 1st day of January, 1993, and expiring on the 31st day of August, 1999, both inclusive.

   3. RENT. Tenant shall pay the following Base Rent and Additional Rent (hereinafter collectively referred to as "Rent") during the term of this Lease, in advance, on the first day of each calendar month, or as otherwise set forth in this Lease, without setoff or deduction, at the office of Landlord. In the event any Rent is payable for a partial calendar month or year, such Rent shall be prorated to reflect only that portion of the lease term within such month or year. All accrued unpaid Rent shall survive the lease term.

   (a) Base. See Additional Provisions, Section 30.

   (b) Additional Rent. Tenant shall pay to Landlord, as Additional Rent, an amount equal to Tenant's proportionate share of any increase in Taxes and Operating Expenses over the Taxes and Operating Expenses for the1993 calendar year. Tenant's proportionate share shall be payable to Landlord monthly, in advance, without interest accruing thereon, in an amount estimated from time to time by Landlord. After each calendar year, Landlord shall deliver a statement to Tenant setting forth Tenant's actual obligation for Taxes and Operating Expenses, and the total amount of monthly payments paid by Tenant to Landlord. In the event Tenant's actual obligation exceeds Tenant's payments, Tenant shall pay the difference to Landlord within thirty (30) days after receipt of Landlord's statement. Conversely, in the event Tenant's total payments exceed Tenant's actual obligation, Landlord shall either refund the overpayment to Tenant or credit said overpayment against Tenant's monthly obligation in the forthcoming year. Tenant's proportionate share is 100% of the Premises.

   Taxes (as such term is used herein) shall include, without limitation, any tax, assessment or similar governmental charge imposed against the Premises, or against any of Landlord's personal property used in the operation and/or maintenance of the Premises. Taxes, as herein contemplated, are predicated on the present system of taxation in the state of Nebraska. Therefore, if due to a future change in the method of taxation any rent, franchise, use, profit or other tax shall be levied against Landlord in lieu of any charge which would otherwise constitute a Tax, such rent, franchise, use, profit or other tax shall be deemed to be a Tax for the purposes herein. In the event Landlord is assessed with a Tax which Landlord, in its sole discretion, deems excessive, Landlord may challenge said Tax or may defer compliance therewith to the extent legally permitted; and, in the event thereof, Tenant shall be liable for Tenant's proportionate share of all costs in connection with such challenge. See Additional Provisions, Section 31.

   Operating Expenses (as such term is used herein) shall include all costs and expenses incurred by Landlord in operating and maintaining the Premises including, without limitation: maintaining and repairing all systems therein, the cost for all service agreements and subcontractor charges; landscaping; janitorial services; wages/salaries and benefits of all employees engaged in the operation and management of the Premises, together with any applicable social security taxes, employment taxes or other taxes levied against such wages/salaries; premiums for liability, property damage, fire, worker's compensation and any and all other insurance for the Premises; management fees; capital improvements which are required by any governmental authority to keep the Premises in compliance with all applicable statutes, codes and regulations; any applicable indenture or trustee's fees; and the amortized cost of any capital improvement which reduces other Operating Expenses, but in an amount not to exceed the reduction of Operating Expenses for the relevant year. Operating Expenses shall not include capital improvements (other than aforesaid), ground leases , principal or interest payments on any mortgage or deed of trust on the Premises, or brokers' commissions. See Additional Provisions, Section 32.

   Within one hundred eighty (180) days after receipt of each year-end statement, Tenant or its authorized agent shall have the right, at Tenant's sole cost and expense, to inspect and audit Landlord's records with respect to Tenant's proportionate share of Operating Expenses, which audit shall be at the office of Landlord's managing agent, upon five (5) days prior written notice, during said agent's normal business hours. Except as aforesaid, Landlord shall not be obligated to provide Tenant with detailed summaries or receipts for any Operating Expenses incurred by the Premises; but Landlord shall provide Tenant with a statement setting forth such expenses, categorized by class and amount. Unless Tenant asserts specific errors within one hundred eighty (180) days after receipt of each year-end statement, said statement shall be deemed to be correct. See Additional Provisions, Section 33.

   (c) Late Fee. In the event Tenant should fail to pay to Landlord any rent or other charge within ten (10) days after receipt of written notice of delinquency, Tenant shall be assessed a late fee for Landlord's increased administrative expenses, in an amount equal to five (5%) percent, per month, of the amount owed Landlord.

   4. SERVICES. (a) Landlord shall provide electricity, gas sewer and water (hereinafter referred to as the "utilities") to the Premises throughout the lease term. Tenant shall pay to Landlord, as Additional Rent, the actual costs of Tenant's utility charges which are in excess of Three Thousand, Five Hundred and 00/100 ($3,500.00) Dollars, per calendar month. Payment shall be made within thirty (30) days after receipt of Landlord's statement. In the event any utility charge is payable for a partial calendar month or year, such charge shall be prorated to reflect only that portion of the lease term within such month or year.

   (b) Landlord shall provide heat and air conditioning to the Premises; however the obligation with respect to the utility costs to operate such heat and air conditioning systems shall be subject to the provisions of Section 4(a), above.

   (c) Landlord shall provide drinking water, restroom supplies and window washing to the Premises.

   (d) Landlord shall provide janitorial services to the Premises, Monday through Friday, in a manner customarily furnished to comparable first class office buildings in the area.

   (e) Parking shall be provided on the parking lots adjacent to the Premises on an unallocated basis. See Additional Provisions, Section 34.

   (f) Landlord shall maintain and repair the Premises in a good and orderly condition including, without limitation, lawn and shrub care, snow removal, and maintenance of all structural, roof, mechanical and electrical equipment, but excluding those items under Tenant's exclusive control and those items specifically excepted elsewhere in this Lease.

   Landlord shall make reasonable efforts to provide the foregoing services, but in no event shall Landlord be liable for damages, nor shall the Rent be abated due to any failure to furnish, or any delay in furnishing, any of the foregoing services which are caused by Landlord's inability to secure electricity, fuel, supplies, machinery, equipment or labor, or which are caused by necessary repairs or improvements; nor shall the temporary failure to furnish any such services be construed as a constructive eviction of Tenant or relieve Tenant from the duty of observing and performing any of the provisions of this Lease. See Additional Provisions, Section 35.

   5. DESTRUCTION. If a substantial portion of the Premises are damaged in whole or in part by casualty, and the Premises are made untenantable as a result thereof, and if in Landlord's reasonable opinion such damages cannot be substantially repaired within one hundred eighty (180) days from the date of said casualty, this Lease may be terminated by either party. If the damages can be repaired within one hundred eighty (180) days, but Landlord fails within the first sixty (60) days after such casualty to either commence to make such repairs or notify Tenant of Landlord's intent to make such repairs, Tenant shall


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

have the right to terminate this Lease. Should Landlord elect to make such repairs, this Lease shall remain in full force and effect, and Landlord shall proceed with all due diligence to repair and restore the Premises to a condition substantially similar to that condition which existed prior to such casualty. In the event the repair and restoration of the Premises extends beyond one hundred eighty (180) days after the date of such casualty due to causes beyond the control of Landlord, this Lease shall remain in full force and effect, and Landlord shall not be liable therefor; but Landlord shall continue to complete such repairs and restoration with all due diligence.

   In the event either party should elect to terminate this Lease, the party so electing shall notify the other party in writing. The effective date of such termination shall be the date of said casualty. In the event this Lease is terminated, the parties shall have no further obligations to the other, except for those obligations accrued through the effective date of such termination; and, upon such termination, Tenant shall immediately surrender possession of the Premises to Landlord. Tenant shall not be required to pay any Rent for any period in which the Premises are untenantable. In the event only a portion of the Premises are untenantable, Tenant's Rent shall be equitably abated in proportion to that portion of the Premises which are so unfit. However, there shall be no Rent abatement if the damages are due to the fault or negligence of Tenant or Tenant's agents, employees or invitees.

   6. LANDLORD'S RIGHTS. (a) Landlord may close the Premises, or portions thereof, in emergency situations determined by Landlord, and during periods of general construction, upon reasonable verbal notice, except in the event of an emergency, during which times admittance may be gained only under such regulations as may be prescribed by Landlord.

   (b) Landlord may designate all sources of all services used by Landlord in the operation, maintenance and repair of the Premises; and Landlord may designate the source and grade of all materials and all personnel for all construction, repairs and maintenance which Landlord is obligated to perform under this Lease.

   (c) Landlord may enter the Premises at any time upon reasonable verbal notice, except in the event of an emergency, to examine or show the same to existing or prospective fee owners or third party tenants, ground lessors, mortgagees, Landlord's insurance carriers and by request of any governmental agency. Additionally, Landlord may decorate, repair or otherwise prepare the Premises for re-occupancy (without affecting Tenant's obligation to pay Rent) during the last ninety (90) days of the lease term, if prior to that time Tenant has vacated the Premises.

   (d) Landlord may have pass keys to the Premises and all portions thereof.

   (e) Landlord may change the name or street address of the Premises; and may install, affix and maintain one or more signs within or about the Premises.
However, in the event thereof Landlord shall reimburse Tenant for Tenant's reasonable costs as a result of such change.

   (f) Landlord may enter the Premises upon reasonable verbal notice, except in the event of an emergency, for inspection purposes, or perform any maintenance, repairs or alterations for the benefit of the Premises.

   (g) Landlord may temporarily close portions of the Premises, the parking lot, or may temporarily suspend certain building services to facilitate the proper maintenance and repair of the Premises, upon reasonable verbal notice, except in the event of an emergency.

   (h) Landlord has established certain Rules and Regulations with respect to the Premises, as more fully set forth on Exhibit "A", attached hereto and made a part hereof. Landlord reserves the right to establish additional Rules and Regulations, or make amendments thereto, from time to time if, in Landlord's reasonable opinion, Landlord determines the same to be necessary for the orderly operation of the Premises. The non-compliance of any of such Rules and Regulations by Tenant shall constitute a Default under this Lease. See Additional Provisions, Section 36.

   7. ALTERATIONS AND REPAIRS. Landlord does not warrant either expressly or impliedly the condition or fitness of the Premises except as herein set forth. Tenant shall keep those areas of the Premises which are under Tenant's exclusive control in good repair, without expense to Landlord; and, upon the termination of this Lease, Tenant shall return such areas to Landlord, together with all of Tenant's keys, in the same condition as when received, reasonable wear and tear excepted. Tenant shall make all repairs to those areas of the Premises which are under Tenant's exclusive control, including the replacement of any broken glass, unless such repairs shall be caused by the negligence of Landlord. In the event Tenant should fail to make such repairs promptly and adequately after Landlord's written demand, Landlord may make such repairs, whereupon Tenant shall immediately reimburse to Landlord, as Additional Rent, the cost of such repairs. Tenant shall not allow any waste or misuse of the utilities; and, in the event thereof, Tenant shall pay for all damages to the Premises caused by any such waste, misuse or negligence by Tenant.

   Tenant shall not make any structural alterations, improvements or additions to the Premises without the prior written consent of Landlord. Landlord reserves the right but not the obligation to perform all alterations, improvements or additions required by Tenant; and, in the event Landlord exercises such right, Tenant shall reimburse Landlord for all of Landlord's costs within thirty (30) days after receipt of Landlord's invoice. In the event Tenant undertakes any alterations, improvements or additions within the Premises,



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

all construction in connection therewith shall be performed by contractors pre-approved by Landlord. All improvements made to the Premises by or on behalf of Tenant shall, at the election of Landlord, become the property of Landlord and shall be surrendered with the Premises upon the termination of this Lease. However, unless Landlord specifically requests in writing that such improvements remain within the Premises, Tenant shall remove all such improvements upon the expiration or earlier termination of this Lease, and restore the Premises to a condition substantially similar to that condition when delivered to Tenant. See Additional Provisions, Section 37.

   8. SUBLETTING AND ASSIGNING. Tenant shall not assign or sublet the Premises, or any portion thereof, nor allow the same to be used or occupied by any other person, without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. For purposes of this Section, the transfer of any majority interest in any corporation or partnership shall be deemed to be an assignment of this Lease. In no event shall any subtenant, assignee or other occupant use the Premises for any purpose other than that specifically set forth in Section 1 of this Lease. Further, in no event shall Landlord's consent to any sublease or assignment constitute a release of Tenant from the full performance of Tenant's obligations under this Lease. Tenant shall reimburse Landlord for Landlord's reasonable attorney's fees to review and/or draft all documents Landlord deems necessary in connection with the transfer of Tenant's interests. See Additional Provisions, Section 38.

   9. DEFAULT. If Tenant shall default in the payment of any Rent or breach any covenant or agreement of this Lease (hereinafter singularly or collectively referred to as "Default"), and if such Default shall continue for five (5) days after receipt of written notice from Landlord, or if Tenant makes an assignment for the benefit of creditors, abandons the Premises for more than thirty (30) days, files or has filed against it a petition in bankruptcy, or is adjudicated insolvent, Landlord may either (a) terminate this Lease or (b) terminate Tenant's right of possession to the Premises without terminating this Lease. In either event, Landlord shall have the right to expel and remove Tenant, or any other person in occupancy, together with their property, and repossess the Premises; and, upon Landlord taking possession of the Premises, Tenant shall be liable for all expenses incurred by Landlord in recovering the Premises including, without limitation, clean-up costs, legal fees, removal and storage of Tenant's property, and restoration costs.

   In the event Landlord elects to terminate this Lease, Landlord shall send written notice to Tenant of such forfeiture, and all Rent through the effective date of termination shall immediately become due, together with the aforesaid expenses incurred by Landlord. In the event Landlord elects not to terminate this Lease, but only to terminate Tenant's right of possession, Landlord may dispossess Tenant; and, upon Landlord recovering possession, Landlord shall use reasonable efforts to relet the Premiss upon terms and conditions satisfactory to Landlord. Landlord shall have no duty to prioritize the reletting of the Premises over the leasing of other property owned by Landlord; and, until the Premises are relet, Tenant shall remain liable for all Rent payable under this Lease. In the event the Premises are relet, Tenant shall be liable for the aforesaid costs incurred by Landlord in recovering possession of the Premises, along with all costs of reletting including, without limitation, any broker's fees, legal fees, and/or tenant finish required to be paid in connection with any reletting; and, in the event the rent payable under any reletting is less than the Rent payable under this Lease, Tenant shall be liable for the difference thereof. See Additional Provisions, Section 39.

   No action by Tenant after final judgment for possession of the Premises shall reinstate this Lease, and Tenant waives any and all rights of redemption in the event Tenant is judicially dispossessed. Should Landlord elect not to exercise any of its rights in the event of a Default, it shall not be deemed a waiver of such rights as to subsequent Defaults. All of the aforesaid rights of Landlord shall be in addition to any remedies which Landlord may have at law or in equity. Tenant shall pay all costs and reasonable attorney's fees incurred by Landlord from enforcing the covenants of this Lease.

   10. HOLDOVER. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord, without demand, in as good condition as when delivered to Tenant, reasonable wear and tear excepted. If Tenant shall remain in possession of the Premises after the termination of this Lease, and hold over for any reason, Tenant shall be deemed guilty of unlawful detainer; or, at Landlord's election, Tenant shall be deemed a holdover tenant and shall pay to Landlord monthly Rent equal to one hundred twenty-five (125%) percent (for the first three (3) months of any such holdover) and one hundred fifty (150%) percent (after the third holdover month) of the total Rent payable hereunder during the last month prior to any such holdover, as well as any other damages incurred by Landlord as a result of such holdover. Should any of Tenant's property remain within the Premises after the termination of this Lease, it shall be deemed abandoned, and Landlord shall have the right to store or dispose of it at Tenant's cost and expense.

   11. RIGHT TO CURE TENANT'S DEFAULT. If Tenant is in Default under any provision of this Lease, other than for the payment of Rent, and Tenant has not cured such Default within five (5) days after receipt of Landlord's written notice, Landlord may cure such Default on behalf of Tenant, at Tenant's expense. Landlord may also perform any obligation of Tenant, without notice to Tenant, should Landlord deem such performance to be an emergency. If Landlord incurs any expense, including reasonable attorney's fees, in instituting, prosecuting and/or defending any action or proceeding by reason



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of any  emergency or Default,  Tenant  shall  reimburse  Landlord  for same,  as
Additional Rent, with interest calculated thereon at the rate of three (3%) percent over the prime rate charged by City Bank from time to time (but in no event greater than thirteen (13%) percent per annum) from the date such payment is due Landlord.

   12. HOLD HARMLESS. Landlord shall not be liable to Tenant for any damages to the Premises, nor for any damages to Tenant on or about the Premises, nor for any other damages arising from the action or negligence of Landlord, Tenant, or third persons; and Tenant hereby releases, discharges and shall indemnify, hold harmless and defend Landlord, at Tenant's sole cost and expense, from all losses, claims, liabilities, damages, and expenses (including reasonable attorney's fees) due to any damage or injury to persons or property of the parties hereto or of third persons, caused by Tenant's use or occupancy of the Premises, Tenant's breach of any covenant under this Lease, or Tenant's use of any equipment, facilities or property in, on, or about the Premises. In the event any suit shall be instituted against Landlord by any third person for which Tenant is hereby indemnifying Landlord, Tenant shall defend such suit at Tenant's sole cost and expense with counsel reasonably satisfactory to Landlord; or, at Landlord's election, Landlord may defend such suit, in which event Tenant shall pay Landlord, as Additional Rent, Landlord's costs of such defense.
Notwithstanding the aforesaid, Landlord shall remain liable for its own negligence, except with respect to liability for damages to real and personal property for which the parties have waived their right of recovery pursuant to
Section 14.

   13. CONDEMNATION. If a substantial portion of the Premises are taken in condemnation, or transferred by agreement in lieu of condemnation, either Tenant or Landlord may terminate this Lease by serving the other party with written notice, effective as of the taking date; provided in the case of termination by Tenant that the Premises (or the remaining portion thereof) may no longer be adequately used for the purpose set forth in Section 1, of this Lease. If neither Tenant nor Landlord elect to terminate this Lease, then this Lease shall terminate on the taking date only as to that portion of the Premises so taken, and the Rent and other charges payable by Tenant shall be reduced proportionally. Landlord shall be entitled to the entire condemnation award for all realty and improvements. Tenant shall only be entitled to an award for Tenant's personal property and fixtures, provided Tenant independently petitions the condemning authority for same. Notwithstanding the aforesaid, if any condemnation takes a portion of the Premises which does not materially affect Tenant's use thereof, or if any condemnation takes a portion of the parking area the result of which does not reduce the minimum required parking ratio below that established by local code or ordinance. this Lease shall continue in full force and effect without modification.

   14. INSURANCE. Tenant shall maintain in full force and effect throughout the term of this Lease policies providing "all risk" insurance coverage protecting against physical damage (including, but not limited to, fire, lightning, vandalism, sprinkler leakage, water damage, collapse, and other extended coverage perils) to the extent of 100% of the replacement cost of Tenant's property and improvements, as well as broad form comprehensive or commercial general liability insurance, in an occurrence form, insuring Landlord and Tenant jointly against any liability (including bodily injury, property damage and contractual liability) arising out of Tenant's use or occupancy of the Premises, with a combined single limit of not less than $1,000,000, or for a greater amount as may be reasonably required by Landlord from time to time. All such policies shall be of a form and content satisfactory to Landlord; and Landlord shall be named as an additional insured on all such policies. All policies shall be with companies licensed to do business in the State of Nebraska, and rated A+ :XV in the most current issue of Best's Key Rating Guide. Tenant shall furnish Landlord with certificates of all policies at least ten (10) days prior to occupancy; and, further, such policies shall provide that not less than thirty
(30) days written notice be given to Landlord before any such policies are cancelled or substantially changed to reduce the insurance provided thereby. All such policies shall be primary and non-contributing with or in excess of any insurance carried by Landlord. Tenant shall not do any act which may make void or voidable any insurance on the Premises; and, in the event Tenant's use of the Premises shall result in an increase in Landlord's insurance premiums, Tenant shall pay to Landlord upon demands, as Additional Rent, an amount equal to such increase in insurance. See Additional Provisions, Section 40.

   Notwithstanding anything to the contrary in this Lease, it is expressly agreed that the parties shall each bear the risk of their own property; and each party hereby waives any and all right of recovery against the other party directly, by way of subrogation or otherwise, due to the negligence of either party, their agents or employees, for any real or personal property damage occurring to the Premises, or to any personal property located therein (whether or not the parties carry, or are required to carry, insurance for the same). The parties shall each have the affirmative duty to inform their respective insurance carriers of this Section and the mutual waiver of subrogation contained herein.

   15. MORTGAGES. This Lease is subject and subordinated to any mortgages, deeds of trust or underlying leases, as well as to any extensions or modifications thereof (hereinafter collectively referred to as "Mortgages"), now of record or hereafter placed of record. In the event Landlord exercises its option to further subordinate this Lease, Tenant shall at the option of the holder of said Mortgage attorn to said holder. Any subordination shall be self-executing, but Tenant shall at the written request of Landlord, execute such further assurances as Landlord deems desirable to confirm such subordination. In the event Tenant should fail or refuse to execute any instrument required under this Section, within fifteen (15) days after Landlord's request, Landlord shall be granted a limited power of attorney to execute such instrument in the name of Tenant. In the event any existing or future lender, holding a mortgage, deed of trust or other commercial paper, requires a modification of this Lease which does not increase Tenant's Rent hereunder, or does not materially change any obligation or right of Tenant hereunder, Tenant agrees to execute appropriate instruments to reflect such modification, upon request by Landlord.

   16. LIENS. Tenant shall not mortgage or otherwise encumber or allow to be encumbered its interest herein without obtaining the prior written consent of Landlord. Should Tenant cause any mortgage, lien or other encumbrance (hereinafter singularly or collectively referred to as "Encumbrance") to be filed, against the Premises, Tenant shall dismiss or bond against same within fifteen (15) days after the filing thereof. If Tenant fails to remove said Encumbrance within said fifteen (15) days, Landlord shall have the absolute right to remove said Encumbrance by whatever measures Landlord shall deem convenient including, without limitation, payment of such Encumbrance, in which event Tenant shall reimburse Landlord, as Additional Rent, all costs expended by Landlord, including reasonable attorneys fees, in removing said Encumbrance. All of the aforesaid rights of Landlord shall be in addition to any remedies which either Landlord or Tenant may have available to them at law or in equity.

   17. GOVERNMENT REGULATIONS. In addition, Tenant shall comply with any reasonable requirements of Landlord's insurance carrier with respect to Tenant's use of the Premises. The judgment of any court, or an admission of Tenant in any action or proceeding at law, whether Landlord is a party thereto or not, shall be conclusive of the fact as between Landlord and Tenant. See Additional Provisions, Section 41.

   18. NOTICES. All Rents which are required to be paid by Tenant shall be delivered to Landlord by the United States mail, postage prepaid, at Landlord's address set forth below. All notices which are required to be given hereunder shall be in writing, and delivered by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the parties hereto at their respective addresses below:

LANDLORD:                              TENANT:

Nooney Krombach Company                Applied Communications, Inc.
7701 Forsyth Boulevard                 330 South 108th Avenue
Clayton, MO 63105-1877                 Omaha, NE 68154

   Either party may designate a different address by giving notice to the other party, at such party's last known address.

   19. OWNERSHIP. Notwithstanding anything to the contrary in this Lease, the term "Landlord", as used herein, shall be defined as the current owners of the Premises. In the event the Premises are transferred, the party conveying same shall be released from all liability with respect to any obligations thereafter occurring or covenants thereafter to be performed by the Landlord or its agents. It is expressly understood and agreed that none of Landlord's covenants under this Lease are personal in nature, and that Tenant agrees to look solely to the Premises for recovery of any damages for the breach or non-performance of any of the obligations of Landlord hereunder. See Additional Provisions, Section 40.

   21. ESTOPPEL CERTIFICATES. Within thirty (30) days after Landlord's request, Tenant shall execute and return to Landlord or its designee a statement in a form reasonably requested by Landlord certifying, to the extent true, that this Lease is unmodified and in full force and effect, that Tenant has no defenses, offsets or counterclaims against its obligations to pay any Rent or to perform any other covenants under this Lease, that there are no uncured Defaults of Landlord or Tenant, the dates to which the Rent and other charges have been paid, and any other information reasonably requested by Landlord. In the event Tenant fails to return such statement within said thirty (30) days, setting forth the above or, alternatively, setting forth any lease modifications, defenses and/or uncured Defaults, Tenant shall be in Default hereunder or, at Landlord's election, it shall be deemed that Landlord's statement is correct with respect to the information therein contained. Any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser, mortgagee, or assignee of any mortgagee of the Premises.

   23. BROKERAGE. The parties warrant that they have dealt with no broker or other person claiming a commission in connection with this transaction other than Nooney Krombach Company; and each party shall hold the other party harmless for any breach of such warranty. Landlord shall be liable for any commissions payable to the aforesaid brokers.

   24. SEVERABILITY. In the event any provision of this Lease is found to be invalid or unenforceable, the same shall not affect or impair the validity or enforceability of any other provision.

   25. PERSONAL PROPERTY TAXES. Tenant shall timely pay all taxes assessed against Tenant's personal property and those improvements to the Premises which are in excess of Landlord's standard installations. In the event any of Tenant's personal property or improvements are assessed with the property of Landlord, Tenant shall pay to Landlord an amount equal to Tenant's share of such taxes, within ten (10) days after receipt of Landlord's statement.

   26. CONFIDENTIALITY. The parties acknowledge that the terms and conditions set forth in this Lease are confidential in nature, and that the negotiations preceding the drafting of this instrument are private as between Landlord and Tenant. Therefore, neither party or its agents (including their respective brokers and attorneys) shall disclose any of the terms or conditions herein contained to any person other than authorized agents.

   27. MISCELLANEOUS. (a) All of the covenants of Tenant hereunder shall be deemed and construed to be "conditions" as well as "covenants", as though both words were used in each separate instance within this Lease.

   (b) This Lease shall not be recorded by Tenant without the prior written consent of Landlord.

   (c) The Section headings appearing in this Lease are inserted only as a matter of convenience, and in no way define or limit the scope of any Section.

   (d) Except with respect to Tenant's obligation for the payment of Rent, in the event any obligation to be performed by either Landlord or Tenant is prevented or delayed due to labor disputes, acts of God, inability to obtain materials, government restrictions, casualty, or other causes beyond the parties' control, the responsible party shall be excused from performing such obligation for a period of time equal to any such delay.

   (e) The submission of this Lease shall not be deemed to be an offer, an acceptance, or a reservation of the Premises; and Landlord shall not be bound hereby until Landlord has delivered to Tenant a fully executed copy of this Lease, signed by both of the parties on the last page of this Lease in the spaces herein provided. Until such delivery, Landlord reserves the right to exhibit and lease the Premises to other prospective tenants.

   (f) Landlord may withhold possession of the Premises from Tenant until such time as Tenant has paid to Landlord the security deposit pursuant to Section 20 of this Lease, and the first month of Base Rent pursuant to Subsection 3(a) of this Lease.

   (g) This Lease and the parties' respective rights hereunder shall be governed by the laws of the State of Nebraska.

   (h) All of the terms of this Lease shall extend to and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

   (i) This Lease is modified and affected by the following Exhibits which are attached hereto and made a part hereof.

                       Exhibit "A": Rules and Regulations

   WHEREFORE, Landlord and Tenant have respectively signed and sealed this Lease the day and year first above written.

TENANT:                                        LANDLORD:

APPLIED COMMUNICATIONS, INC.                   NOONEY KROMBACH
a Nebraska corporation                         COMPANY,
                                               Agent for the Owner


By:  /s/ Gregory J. Duman                      By:  /s/ Patricia A. Nooney

Print Name:Gregory J. Duman                    Print Name: Patricia A. Nooney

Title: Chief Financial Officer                 Title: Senior Vice President

              ADDITIONAL PROVISIONS TO LEASE OF EVEN DATE HEREWITH BY AND BETWEEN NOONEY KROMBACH COMPANY, AS LANDLORD,
                   AND APPLIED COMMUNICATIONS, INC., AS TENANT


   28. TERMINATION OF EXISTING LEASE. With respect to Section 1 of this Lease, the parties acknowledge that Tenant is presently occupying the Premises under that certain Lease, dated July 28, 1983, by and between Nooney Krombach Company, as successor-in-interest to W. Eljay Co., and Applied Communications, Inc. (hereinafter referred to as the "1983 Lease"). Said 1983 Lease is hereby terminated, effective as of the commencement date of this Lease; and, upon such date, all rights and obligations under said 1983 Lease shall be mutually extinguished without further liability, except for those obligations (rents, and other charges) which have accrued, but which may not have been either invoiced or paid as of such date of termination. It is agreed between the parties that any outstanding obligation under said 1983 Lease shall become an obligation under this Lease; and, should Tenant fail to perform or pay any such obligation, Tenant shall be in Default under this Lease in the same manner and to the same extent as if the nonperformance or non-payment of such obligation was a Default of a direct obligation under this Lease.

   29. TENANT FINISH. With respect to Section 1 of this Lease, Tenant shall have the right and option to have certain interior finish work performed within the Premises. Such work shall be performed by Landlord or Tenant at Tenant's election; however, all such work shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld. Should Landlord undertake such work, Tenant shall have the affirmative duty to review the plans for the contemplated work for compliance with the requirements of the Americans with Disabilities Act of 1990, and Tenant shall hold Landlord harmless with respect to such compliance so long as Landlord performs the work according to such plans. Should Tenant undertake such work, Tenant shall be solely responsible for compliance with such Act, notwithstanding Landlord's approval of any plans. Any changes, alterations, or additions made to the original approved plans shall be in writing and also approved by Landlord prior to construction.

   Landlord shall contribute toward the actual costs of Tenant's interior finish in the amount of One Hundred Fifty Thousand and 00/100 ($150,000.00) Dollars. Should Landlord perform such interior finish, Landlord shall directly pay for such work; and in the event the actual costs exceed $150,000.00, Tenant shall reimburse Landlord the actual costs of such interior finish work in excess of Landlord's aforesaid contribution, within thirty (30) days after receipt of Landlord's statement. Should Tenant perform such interior finish, Landlord shall reimburse Tenant for the costs of same upon receipt of copies of paid invoices, and all applicable lien waiver(s), but in no event more than $150,000.00.

   Tenant acknowledges that the aforesaid work shall be performed while Tenant is in possession of the Premises. In the event Tenant is inconvenienced by such work, Tenant shall make no claim against Landlord, nor shall any Rent payable to Landlord be reduced or abated while Landlord is performing such work. However, Landlord shall remain liable for any personal injuries suffered by Tenant or Tenant's invitees directly in the event such damage is caused by the negligence of Landlord.

   30. BASE RENT. With respect to Section 3(a) of this Lease, Tenant shall pay to Landlord the following Base Rent, on the first day of each calendar month, in advance, without setoff or deduction, at the office of Landlord:

   (a) For the period January 1, 1993 through and including December 31, 1993, Tenant shall pay to Landlord, as Base Rent, an amount equal to Eight Hundred Thirty-three Thousand, Four and 00/100 ($833,004.00) Dollars, payable in equal monthly installments of Sixty-nine Thousand, Four Hundred Seventeen and 00/100 ($69,417.00) Dollars each.

   (b) For the period January 1, 1994 through and including December 31, 1994, Tenant shall pay to Landlord, as Base Rent, an amount equal to Eight Hundred Fifty-seven Thousand, Four Hundred Ninety-six and 00/100 ($857,496.00) Dollars, payable in equal monthly installments of Seventy-one Thousand, Four Hundred Fifty-eight and 00/100 ($71,458.00) Dollars each.

   (c) For the period January 1, 1995 through and including December 31, 1995, Tenant shall pay to Landlord, as Base Rent, an amount equal to Eight Hundred Eighty-two Thousand and 00/100 ($882,000.00) Dollars, payable in equal monthly installments of Seventy-three Thousand, Five Hundred and 00/100 ($73,500.00) Dollars each.

   (d) For the period January 1, 1996 through and including December 31, 1996, Tenant shall pay to Landlord, as Base Rent, an amount equal Nine Hundred Nine Thousand, Nine Hundred Ninety-six and 00/100 ($909,996.00) Dollars, payable in equal monthly installments of Seventy-five Thousand, Eight Hundred Thirty-three and 00/100 ($75,833.00) Dollars each.

   (e) For the period January 1, 1997 through and including December 31, 1997, Tenant shall pay to Landlord, as Base Rent, an amount Nine Hundred Thirty-eight Thousand, Four and 00/100 ($938,004.00) Dollars, payable in equal monthly installments of Seventy-eight Thousand, One Hundred Sixty-seven and 00/100 ($78,167.00) Dollars each.

   (f) For the period January 1, 1998 through and including December 31, 1998, Tenant shall pay to Landlord, as Base Rent, an amount equal to Nine Hundred Seventy-two Thousand, Nine Hundred Ninety-six and 00/100 ($972,996.00) Dollars, payable in equal monthly installments of Eighty-one Thousand, Eighty-three and 00/100 ($81,083.00) Dollars each.

   (g) For the period January 1, 1999 through August 31, 1999, Tenant shall pay to Landlord, as Base Rent, an amount equal to Six Hundred Sixty-seven Thousand, Three Hundred Thirty-eight and 00/100 ($667,338.00) Dollars, payable in equal monthly installments of Eighty- three Thousand, Four Hundred Seventeen and 25/100 ($83,417.25) Dollars each.

   31. TAXES. With respect to Section 3(b) of this Lease, Landlord agrees to use good faith efforts to timely review all Tax assessments or governmental charges assessed against the Property, and to challenge any assessment when, in Landlord's reasonable belief, the same could profitably be challenged. Landlord agrees to provide Tenant with copies of any notices proposing increases in the payment of Taxes upon the Property, upon request by Tenant, received by Landlord no earlier than sixty (60) days prior to the last date established by law to challenge such Taxes. In the event Landlord elects not to challenge any Tax or assessment, Tenant shall have the right to independently make such challenge, and Landlord agrees to cooperate with Tenant in such regard. Any such challenge undertaken by Tenant shall be at Tenant's sole cost and expense. In the event Tenant is successful with its challenge, Landlord shall reimburse to Tenant each year that portion of the cost of such challenge which reflects the actual Tax savings enjoyed by the Property for that year. However, it is expressly understood that Landlord shall have no obligation to make any reimbursement unless and until Landlord has actually received the Tax refund for such challenge, so that Landlord does not have to come out-of-pocket for any such challenge. In no event shall Landlord's total reimbursement exceed the total actual Tax savings enjoyed by the Property. Once Landlord has reimbursed Tenant for such expense, the same shall become an Operating Expense of the Property, for which Tenant shall be liable for its proportionate share under the Lease. In no event shall Landlord be required to challenge any assessment or Tax which Landlord in good faith believes would not be successful. Tenant shall have no right to withhold the payment of Tenant's proportionate share of Taxes during the pendency of any proceeding or contest, whether instituted by either Landlord or Tenant.

   32. EXCLUSIONS FROM OPERATING EXPENSES. Notwithstanding anything to the contrary in Section 3(b) of this Lease, Operating Expenses shall not include the following.

   (a) Legal fees, brokerage fees, leasing commissions, advertising costs, or other related expenses incurred by Landlord in connection with the leasing of the Property.

   (b) Repairs, alterations, additions, improvements or replacements of a capital nature made to rectify or correct any defect in the original design, materials or workmanship of Landlord's building.

         (c) Repairs to the Property as a result of any fire or other casualty for which Landlord is reimbursed by insurance.

   (d) Repairs to the Property as a result of any willful misconduct of Landlord or Landlord's agents, and repairs to the Property as a result of any negligence or willful misconduct of Landlord's contractors for which Landlord is reimbursed.

   (e) Charges for any portion of salaries or other benefits of Landlord's officers or personnel, except those engaged in full-time management or maintenance and operation of the Property, it being understood that a pro rata portion of such salaries and other benefits may be charged for personnel working part-time on the management or maintenance and operation of the Property, who are also working part-time on other properties or other matters.

   (f) Landlord's general overhead expenses which are not related to the Property; it being understood that a pro rata portion of such overhead expenses may be charged for such expenses which are incurred both in connection with the Property and other properties managed by Landlord.

   (g) Legal fees, accounting fees, and other expenses incurred in connection with disputes with tenants or other occupants of the Property, or associated with the enforcement of the terms of any leases with tenants, or the defense of Landlord's title to, or interest, in the Property.

   (h) Costs incurred due to a willful violation by Landlord of any term or condition of this Lease or any third party lease within the Property.

   (i) Costs (including permits, licensing and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering space for tenants or other occupants, or vacant space (excluding common areas) in the Property, which are performed in connection with the leasing or re-leasing of space, as opposed to the Landlord's repair obligations under any lease with any tenant.

   (j) Any real estate operating expense which, under generally-accepted accounting principles consistently applied, would not be considered a reasonable maintenance or operating expense of similar real estate.

   (k) Any expense for which Landlord has been reimbursed, it being understood between the parties that Landlord shall not collect in excess of one hundred (100%) percent of its actual Operating Expenses, and shall not recover the cost of any items more than once.

   (l) Salaries of building management personnel who perform services solely connected with the management, operations, repair or maintenance of the building, which exceeds three (3%) percent of the gross revenues of the Property per year.

   (m) Alterations, additions, improvements or replacements of a capital nature made to the roof or the heating and air conditioning system servicing the Property; it being understood, however, that all repairs not of a capital nature, made to the roof or the heating and air conditioning system. may be included as an Operating Expense.

   (n)  Any  principal  or  interest   payments  on  the  original  purchase  or
refinancing of the Property, or in connection with any capital expenditures made to or with respect to the Property.

   (o) Amortization, debt service, or other payments on loans to Landlord.

   (p) Depreciation on Landlord's building, or any equipment therein, except as expressly provided with respect to those items which reduce other Operating Expenses, as more fully set forth in Section 3(b).

   33. TENANT'S AUDIT. In the event Tenant elects to perform an audit of Landlord's records, pursuant to Section 3(b) of this Lease, and in the further event said audit discloses a net error in favor of Tenant of five (5%) percent or greater, Landlord shall reimburse to Tenant the reasonable cost of such audit within thirty (30) days after receipt of a copy of such audit disclosing Landlord's error.

   34. PARKING. With respect to Section 4(e) of this Lease, Landlord represents and warrants that, so long as Tenant occupies and leases the entire building constituting the Premises, Tenant shall have the exclusive right to use the entire parking lot servicing the Property.

   35.  INTERRUPTION  OF SERVICES.  Notwithstanding  anything to the contrary in
Section 4 of this Lease, in the event there is an interruption in services which is not due in part to the negligence of Tenant and, as a direct result of such interruption, Tenant is unable to conduct its business in the Premises, Landlord shall not be liable to Tenant, but the Base Rent payable to Landlord shall be abated from the fourth (4th) day after such interruption until such time as such services are reinstated or Tenant again occupies the Premises.

   36. RULES AND REGULATIONS. With respect to Section 6(h) of this Lease, Tenant shall not be obligated to comply with any newly established Rule or Regulation until such time as Tenant has received written notice thereof; and Tenant shall not be in Default of any Rule or Regulation unless Tenant has failed to comply with the same within thirty (30) days after receipt of written notice from Landlord.

   37. TENANT'S ALTERATIONS. Landlord agrees not to unreasonably withhold its consent to any non-structural alterations, improvements or additions made to the Premises; however, Landlord's consent shall not be deemed to be unreasonably withheld if, as a condition to such consent, Landlord requires Tenant to restore the Premises upon the termination of this Lease to substantially the same condition which existed prior to Tenant making such alterations. In the event Landlord elects to perform any alterations, improvements or additions to the Premises on behalf of Tenant, and in the event the estimated cost thereof is Twenty Thousand and 00/100 ($20,000.00) Dollars or more, Landlord agrees to first secure bids from at least three (3) qualified contractors before commencing such work.

   Notwithstanding anything to the contrary in said Section 7, Tenant shall have the absolute right upon the termination of this Lease to remove from the
Premises all of its trade fixtures including, without limitation, any specially-installed computer floors, dedicated HVAC equipment, and other easily removable improvements. Should Tenant elect to remove any such trade fixtures, Tenant shall repair any damage caused to the Premises as a result thereof.

   38.  SUBLEASING  AND ASSIGNING.  Notwithstanding  anything to the contrary in
Section 8 of this Lease, Tenant shall not require Landlord's prior written consent to assign or sublease any portion of the Premises to any parent, subsidiary or controlled affiliate company of Tenant. However, Tenant shall nevertheless be obligated to inform Landlord of such assignment/sublease, identify the name of all assignees/subtenants, provide Landlord with a copy of the applicable assignment/sublease documents, and provide Landlord with any other reasonable information in connection with such assignment/sublease.

   39. TENANT'S DEFAULT. Notwithstanding anything to the contrary in Sections 9 and 11 of this Lease, Landlord agrees that, except for a Default in the payment of any Rent or other charge, Landlord shall not enforce any of its rights under said Sections so long as Tenant commences to cure said Default within fifteen
(15) days after receipt of written notice from Landlord, and thereafter proceeds with all due diligence to continue to cure such Default through completion.

   Notwithstanding anything to the contrary in this Lease, in the event any term or condition of this Lease conflicts with any rights afforded Tenant under the laws of the State of Nebraska, it is agreed that such term or condition shall be modified to the extent necessary to comply with said laws.

   40. LANDLORD'S INSURANCE. With respect to Section 14 of this Lease, Landlord agrees to maintain in full force and effect throughout the term of this Lease a general liability policy covering the Property with limits of not less than Five Million Dollars.

   41. GOVERNMENT REGULATIONS/ADA. With respect to Section 17 of this Lease, Landlord shall use good faith efforts to comply with all laws and regulations of any municipal, state, or federal authorities, including all requirements of the Americans with Disabilities Act of 1990 (hereinafter collectively referred to as "Laws"), as the same relate to the common areas of the Property, and those portions of the Property and/or Premises under Landlord's primary control. Landlord shall also comply with said Laws as they relate to Landlord's obligation in connection with the construction of Tenant's interior finish. Tenant shall comply with all said Laws as they relate to the areas of the Premises under Tenant's primary control and Tenant's use of the Premises. Should Tenant subsequently elect to undertake any alterations, additions or construction within the Premises, Tenant shall be solely responsible for, and Tenant shall hold Landlord harmless from, any liability as a result of any non-compliance with said Laws in connection with Tenant's work; further, Landlord's approval of any of Tenant's plans or specifications shall not relieve Tenant of any such responsibility, or cause Landlord to incur any liability.

   42. CONSULTANT FEES. The parties acknowledge that the Stuart Cott Company (hereinafter referred to as "Cott") has acted as a consultant on behalf of Tenant pursuant to a separate agreement between such parties. Landlord agrees to directly pay Cott its consulting fees in an amount not to exceed the amount set forth in that certain letter agreement between Landlord and Cott, dated October 26, 1992. In the event Landlord does not pay Cott such fees within sixty (60) days after the execution of this Lease, Tenant shall have the right to pay such fees to Cott, in which event Tenant shall have the right to offset the amount thereof from any Rent due Landlord under this Lease.

   WHEREFORE, Landlord and Tenant have executed these Additional Provisions to Lease the day and year first above written.

TENANT:                                 LANDLORD:

APPLIED COMMUNICATIONS, INC.            NOONEY KROMBACH COMPANY,
a Nebraska corporation                  Agent for the Owner


By: /s/ Gregory J. Duncan               By: /s/ Patricia A. Nooney
        Gregory J. Duncan                       Patricia A. Nooney
        Chief Financial Officer                 Senior Vice President



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                                                                     EXHIBIT "A"


                              RULES AND REGULATIONS

   Tenant agrees to comply with the following rules and regulations which Landlord may reasonably modify from time to time. Landlord shall not be liable for the non-observance of said rules and regulations by any other tenant.

   (1) No sign or advertisement shall be displayed by Tenant on the outside or the inside (and visible from the outside) of the Premises without the prior written consent of Landlord. Notwithstanding the aforesaid, so long as Tenant occupies and leases seventy-five (75%) percent or more of the Premises, Tenant shall have the right to install whatever signage Tenant deems necessary upon or about the Property, so long as such signage is in compliance with municipal code and (in the event Tenant is no longer the exclusive user of the Property) the placement of such signage does not unreasonably interfere with any other tenant's use or enjoyment of the Property. Tenant shall not use any picture or likeness of the Premises in any notices or advertisements, without Landlord's prior written consent, which consent shall not be unreasonably withheld.

   (2) No additional locks shall be placed upon any door of the Premises, without the prior consent of Landlord.

   (3) Landlord retains the power to prescribe the weight and proper position of any bulky or excessively weighty objects which Tenant elects to place upon the roof of the Property. All such objects shall be installed under the prior written consent and supervision of Landlord and at such times and according to such reasonable regulations as may be designated from time to time by Landlord. Notwithstanding such supervision or the waiver of liability set forth in Section 14, Tenant shall be responsible for all damage to the Premises and to persons caused by the placement, existence, maintenance and removal of such objects.

   (4) Tenant shall not use any other fuel source other than electricity to heat, cool or light the Premises.

   (5) Tenant shall not store in the Premises any waste paper, sweepings, rags, rubbish or other combustible matter, nor shall Tenant bring into the Premises any hazardous wastes, kerosene, oil or other highly combustible material, except as disclosed to Landlord for normal business operations.



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                            FIRST AMENDMENT TO LEASE


   THIS FIRST AMENDMENT TO LEASE, made and entered into this 9th day of September, 1998, by and between Nooney Realty Trust, Inc., a Missouri corporation, through its agent, Nooney, Inc., a Missouri corporation (hereinafter referred to as "Landlord") and Applied Communication, Inc., a Nebraska corporation (hereinafter referred to as "Tenant");

   WITNESSETH:

   WHEREAS, Landlord and Tenant entered into that certain ACI Building Lease, dated December 28, 1992 (hereinafter referred to as "Lease"), for certain space known and numbered as 330 S. 108th Avenue, Omaha, Nebraska 68154, containing approximately 70,000 square feet of space (hereinafter referred to as the "Premises"); and

   WHEREAS, the primary term of said Lease commenced on January 1, 1993 and shall expire on August 31, 1999; and

   WHEREAS, both Landlord and Tenant are desirous of amending said Lease;

   NOW THEREFORE, for and in consideration of the foregoing, and the mutual covenants set forth below, it is agreed that said Lease is hereby modified and amended as follows:

   1. Term. Notwithstanding the stated expiration date set forth in said Lease, the current lease term shall terminate on August 31, 1998, but shall thereafter be extended and re-established for a new ten (10) year term, commencing September 1, 1998 through and including August 31, 2008, upon the same terms and conditions as said Lease, except as set forth below.

   2. Construction. Tenant hereby ratifies acceptance of the Premises in its present "AS IS" condition; and, except as set forth below, Tenant acknowledges that Landlord has made no representations to Tenant with respect to any other alterations, repairs or improvements to be performed by Landlord within the Premises.

   Tenant shall have the right and option to perform certain interior finish work within the Premises, on the condition that all such work is performed in accordance with plans and specifications prepared by Tenant and approved in writing by Landlord, which approval shall not be unreasonably withheld. It is expressly understood that any plans prepared by or on behalf of Tenant shall incorporate all requirements of the Americans with Disabilities Act of 1990, and Tenant shall be solely responsible for compliance with such Act, and hold Landlord harmless therefrom, notwithstanding Landlord's approval of any plans or construction. Additionally, in the event said Act is later modified or interpreted differently by applicable governmental authorities, Tenant shall conform with all such modifications and/or interpretations at Tenant's sole cost.

   Tenant shall select and contract directly with the general contractor performing such interior finish work; however, such contractor shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld. Any changes, alterations, or additions made to the original approved plans shall be in writing and also approved by Landlord prior to construction.

   Landlord shall contribute an allowance toward the actual cost of Tenant's interior finish work in an amount not to exceed Three Hundred Fifty Thousand and 00/100 Dollars ($350,000.00), upon the following terms and conditions. Tenant must complete all interior finish work for which Tenant may apply the aforesaid allowance, as well as submit to Landlord all paid invoices and lien waivers for all such work, no later than August 31, 2001; and, to the extent any portion of the aforesaid allowance is not supported by paid invoices and lien waivers as of such date, such unsupported portion shall be forfeited. On or before October 1 of each year of the first three years of the re-established lease term (October 1, 1998, 1999 and 2000), Tenant shall submit to Landlord in writing a budget estimate of the interior finish costs Tenant anticipates spending in the following twelve (12) months. Such estimate shall be reasonably detailed, identifying the general work to be performed and the associated costs thereof. To the extent the actual interior finish costs are less than the budgeted costs for the applicable year, the excess unused funds shall be made available to Tenant in the subsequent year(s) (but not beyond August 31, 2001). To the extent the actual interior finish costs exceed the budgeted cost by fifteen percent (15%) or more for the applicable year, Landlord reserves the right to withhold reimbursement to Tenant for that portion of the actual costs in excess of said fifteen percent (15%) until the following year (but not beyond August 31, 2001).

   In the event the total cost of Tenant's interior finish exceed the aforesaid cash allowance, Tenant shall be solely liable for all such excess costs.



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   All  construction  undertaken  by Tenant shall be in  compliance  with state, federal, and local codes, and shall be built in a good and workmanlike manner, and shall be subject to Landlord's inspection from time to time. Tenant shall indemnify and hold Landlord harmless from any and all claims and damages (including reasonable attorneys' fees), to persons or property of Landlord or third persons, caused by Tenant's construction. Tenant shall also indemnify Landlord against any mechanic's liens or other liens arising out of any construction performed by or on behalf of Tenant; and Tenant, shall within thirty (30) days after any construction furnish to Landlord lien waivers for all work performed and materials furnished. In the event a lien is filed against the Property for any reason as a result of any construction performed or alleged to have been performed by or on behalf of Tenant, Tenant shall remove such lien within fifteen (15) days. Should Tenant fail to remove any such lien within said fifteen (15) days, Landlord shall have the absolute right to cause such lien to be removed by whatever measures as Landlord, in Landlord's sole discretion, shall deem convenient or necessary including, without limitation, payment to any contractor, subcontractor, laborer, supplier or materialman (and any relating attorney's fees) to extinguish such lien; and, in such event, Tenant shall pay to Landlord, as Additional Rent, all of Landlord's costs and expenses including,
without   limitation,   any  payment   made  by  Landlord  to  any   contractor,
subcontractor, laborer, supplier or materialman, the payment of any attorneys' fees of any lienholder, as well as the payment of Landlord's attorneys' fees to extinguish such lien.

   Upon the termination of said Lease, all improvements made by Tenant to the Premises which are pre-approved in writing by Landlord shall be delivered to Landlord with the Premises. All improvements made by Tenant to the Premises which are not pre-approved in writing by Landlord shall, at the option of Landlord, be either delivered to Landlord with the Premises or removed by Tenant prior to the lease termination date. In the event Landlord elects for Tenant to remove any such improvements, Tenant shall repair and restore the Premises to a condition substantially similar to the condition of such space immediately prior to the installation of such improvements; and, in the event Tenant fails to make such repairs and restoration, Tenant shall be liable for the costs thereof, which liability shall survive the termination of said Lease.

   Tenant acknowledges that the aforesaid work shall be performed while Tenant is in possession of the Premises. In the event Tenant is inconvenienced by such work, there shall be no Rent abatement or reduction of Rent payable to Landlord, it being agreed that Tenant shall bear all responsibility and risk of inconvenience associated with any construction.

   3. Rent. Effective September 1, 1998, Tenant shall pay to Landlord the following Base Rent, during the lease term, on the first day of each calendar month, prior to demand, in advance, without setoff or deduction, at the office of Landlord, pursuant to the terms and conditions of said Lease:


                                           MONTHLY         ANNUAL
              PERIOD                      BASE RENT       BASE RENT
=====================================  ==============  ===============
September 1, 1998 - December 31, 1998    $82,250.00           N/A
January 1, 1999 - December 31, 1999      $82,250.00       $987,000.00
January 1, 2000 - December 31, 2000      $84,717.50     $1,016,610.00
January 1, 2001 - December 31, 2001      $87,259.03     $1,047,108.00
January 1, 2002 - December 31, 2002      $89,876.80     $1,078,522.00
January 1, 2003 - December 31, 2003      $92,573.17     $1,110,878.00
January 1, 2004 - December 31, 2004      $95,350.33     $1,144,204.00
January 1, 2005 - December 31, 2005      $98,210.83     $1,178,530.00
January 1, 2006 - December 31, 2006     $101,157.17     $1,213,886.00
January 1, 2007 - December 31, 2007     $104,191.92     $1,250,303.00
January 1, 2008 - August 31, 2008       $107,317.64          N/A

   4. Additional Rent. Effective September 1, 1998, Tenant's obligations with respect to Additional Rent shall be adjusted such that Tenant shall pay to Landlord, as Additional Rent, an amount equal to Tenant's proportionate share of any increase in Taxes and Operating Expenses (as all such terms are used from time to time in said Lease) over the Taxes and Operating Expenses for the 1999 calendar year.



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   5. Roof.  Landlord agrees to have the roof inspected by an independent  third party roof consultant. Landlord acknowledges that roof replacement may be necessary during the term of this Lease, and the replacement of the roof is a capital item and is the responsibility of Landlord.

   6. Brokerage. Landlord and Tenant each warrant that they have dealt with no broker or other person claiming a commission for or in connection with this First Amendment to Lease, other than Nooney, Inc.; and each party shall hold the other party harmless for any breach of such warranty. Landlord shall be liable for any commissions payable to the aforesaid broker.

   7. Consultant Fees. The parties acknowledge that Tishman Real Estate Services (hereinafter referred to as "Tishman") has acted as a consultant on behalf of Tenant pursuant to a separate agreement between such parties. Landlord agrees to directly pay Tishman its consulting fees in an amount not to exceed the amount set forth in that certain letter agreement between Landlord and Tishman, dated July 8, 1998. In addition, Landlord agrees to pay directly to Tenant the sum of Fifty-one Thousand, One Hundred Fourteen and 56/100 Dollars ($51,114.56). In the event Landlord does not pay Tishman such fees within sixty (60) days after the execution of this Amendment, Tenant shall have the right to pay the applicable unpaid (portion) of such fees to Tishman, and offset the amount thereof, together with an amount equal to any consulting fees from any Rent due Landlord under said Lease. In the event Landlord timely pays Tishman and Tenant the aforesaid consulting fees, Tenant shall indemnify and hold Landlord harmless from any claims by Tishman for any additional fees payable to Tishman in connection to the consummation of this Amendment.

   8. Acknowledgment. Tenant acknowledges that, as of the date of this Amendment, Landlord is not in default of any term or condition of said Lease and that the Premises are not in need of repair or maintenance; and, except as specifically set forth in Section 2 above, Tenant hereby ratifies acceptance of the Premises in its present "AS IS" condition.

   Except as hereby amended, all other terms and conditions of said Lease shall remain unchanged, and shall be in full force and effect as if again recited herein.

   WHEREFORE, the parties have executed this First Amendment to Lease the day and year first above written.

LANDLORD:                                     TENANT:

NOONEY, INC.,                                 APPLIED COMMUNICATIONS, INC.,
Agent for the Owner                           a Nebraska corporation


By: /s/ Patricia a. Nooney                    By:  /s/ Dwight Hanson
        Patricia A. Nooney                             Dwight Hanson
        President                                      Vice President-Finance



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